UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

FISCALNOTE HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39672	88-3772307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW 6th Floor
Washington, District of Columbia		20004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (202) 793-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	The New York Stock Exchange
Warrants to purchase one share of Class A common stock, each at an exercise price of $11.50 per share	NOTE.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2023, FiscalNote Holdings, Inc. (together with its subsidiaries, the “Company”) adopted an Executive Severance Plan (“Severance Plan”). The Severance Plan was adopted to provide specified members of the Company’s executive team with severance benefits in the event of a “Qualifying Termination,” which is defined as an involuntary termination of a participant’s employment by the Company (other than for Cause) or the resignation of a participant for Good Reason.

•
“Cause” is defined as: (i) a participant’s conviction of, or plea of guilty or nolo contendere to, any crime involving dishonesty or moral turpitude or any felony; or (ii) a participant’s (1) engagement in material dishonesty, willful misconduct or gross negligence in each case in connection with the participant’s position with the Company; (2) breach of any confidentiality, invention assignment, non-disclosure, or non-solicitation agreement entered into between the participant and the Company; (3) material violation of a written policy or procedure that has been provided to the participant, causing substantial injury to the Company; or (4) willful refusal to perform the participant’s assigned duties, following written notice of such refusal, a 15-day cure period and failure to do so.
•
“Good Reason” is defined as: (i) a material reduction in the participant’s duties, authority, or responsibilities; (ii) a material reduction in the participant’s annual base salary; (iii) a relocation of the participant’s principal workplace by more than 35 miles; or (iv) the Company’s material breach of any written compensatory agreement with the participant. The participant must, within 30 days after learning of a potential Good Reason trigger, provide notice of an intent to resign, with such resignation to be effective 90 days following the delivery thereof, and with such resignation to be for “Good Reason” only if the potential trigger remains substantially uncured as of such date of resignation.

The Company’s executive officers and certain other employees designated by the Compensation Committee of the Board of Directors have been designated as participants in the Severance Plan, with Severance Plan benefits consisting of cash severance equal 1.0x of base salary for the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, and 0.5x of base salary for other designated participants. All Severance Plan benefits are conditioned on the execution, delivery and non-revocation of a general release in favor of the Company. In the event that a participant experiences a Qualifying Termination under circumstances that entitle the participant to compensation and benefits under the Company’s Change in Control Severance Plan or the terms of any employment agreement between such participant and the Company (collectively, the “Other Plans”), such participant would receive compensation and benefits under one or more of the Other Plans and not under the Severance Plan.

The foregoing description of the Severance Plan is not complete and is qualified in its entirety by reference to the Severance Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1+	Executive Severance Plan, effective as of April 3, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

+ Indicates a management contract of compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By: /s/ Todd Aman
Name: Todd Aman
Title: General Counsel

Date: April 6, 2023